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                                                                   Exhibit 10.1


                                 SELFCARE, INC.

                        SUBORDINATED REVENUE ROYALTY NOTE

                             TOTAL REPAYMENT AMOUNT

                                   $__________



No. __________
Issue Date:   _____________
Issue Price: $_____________


         Selfcare, Inc., a Delaware corporation (the "Company"), promises to pay to __________ (the "Initial Holder") or registered assigns, the Total Repayment Amount of $__________ on or before the Final Repayment Date, pursuant to the terms of this Note.

         This Note is one of a series of subordinated revenue royalty notes issued by the Company pursuant to a Note Purchase Agreement dated as of June 3, 1997 among the Company, the Initial Holder of this Note and certain others (the "Note Purchase Agreement" or "Agreement") evidencing the advance to the Company of money to be used as follows: first, to lend to Selfcare Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, funds to pay the principal and interest of a $5,000,000 bridge note outstanding under a credit facility with Fleet National Bank and certain other lenders and second, for working capital and other general corporate purposes. The Notes are referred to collectively herein as the "Outstanding Notes."

                            ------------------------

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NOTE PURCHASE AGREEMENT AMONG THE REGISTERED OWNER OF THIS NOTE AND CERTAIN OTHERS. ANY TRANSFEREE OF A HOLDER OF THIS NOTE SHALL, AS A CONDITION OF SUCH TRANSFER, BE REQUIRED TO BECOME A PARTY TO SUCH AGREEMENT. THE COMPANY WILL FURNISH A COPY OF THE AGREEMENT TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST WITHOUT CHARGE.

THE NOTE REPRESENTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER SAID ACT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.




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     The Company further agrees as follows:

1.   PAYMENTS.

     (a) ROYALTY PAYMENT. Until this Note is fully satisfied, the Holder of this Note shall be entitled to receive a payment relating to each Fiscal Quarter in which this Note shall be outstanding (each, a "Royalty Payment"). The Royalty Payment for a Fiscal Quarter shall be equal to 0.005% of Company Revenues for such Fiscal Quarter for each $25,000 of Issue Price paid by the Initial Holder; provided, however, that until this Note is fully satisfied, the Royalty Payment shall not be less than (i) $1,300 divided by (ii) the number of days in the Fiscal Quarter to which the Royalty Payment relates multiplied by (iii) the number of days in such Fiscal Quarter during which this Note shall be outstanding. Company Revenues for a Fiscal Quarter shall mean only those Company Revenues attributable to the period of such Fiscal Quarter in which this Note shall be outstanding.

     (b) TIMING OF ROYALTY PAYMENT. Until this Note is fully satisfied, the Company promises to pay to the order of the Holder:

          (i) after the closing of the fourth full Fiscal Quarter during which this Note shall be outstanding and on or before the forty-fifth (45th) day after the closing of such Fiscal Quarter, the Royalty Payment relating to such Fiscal Quarter and any Royalty Payments relating to prior Fiscal Quarters; provided, however, that the aggregate Royalty Payments to be made by the Company at such time shall not be less than $6,000; and

          (ii) on or before the forty-fifth (45th) day after the closing of each subsequent Fiscal Quarter, the Royalty Payment relating to such Fiscal Quarter.

Each Royalty Payment shall be credited against the Total Repayment Amount. Unless the provisions of Section 3 relating to prepayment or Section 5 relating to default apply, upon payment of the Total Repayment Amount and any Late Payment Interest due pursuant to Section 1(d), this Note shall be deemed fully satisfied.

     (c) PROJECTED ROYALTY PAYMENT SCHEDULE. As required by Section 1.1275-4(b) of the regulations promulgated under the Internal Revenue Code of 1986, as amended, attached hereto as EXHIBIT I is a projected Royalty Payment schedule for this Note incorporating projected revenues of the Company. There is no assurance, however, that the actual revenues of the Company will correspond to these projected revenues, so that the Royalty Payments actually made under this Note may differ from the projected payments on EXHIBIT I.

     (d) LATE PAYMENT INTEREST. If any Royalty Payment is not made when due as provided in Section 1(b), then in each such case the overdue amount shall bear interest ("Late Payment Interest") at the rate of 18% per annum compounded daily (to the extent that the payment of such interest shall be legally enforceable), which Late Payment Interest shall accrue from the date such Royalty Payment was due to the date payment of such amount,



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including Late Payment Interest thereon, has been made. All such Late Payment
Interest shall be payable on demand.

     (e) FINAL REPAYMENT DATE. On the forty-fifth (45th) day after the closing of the seventy-seventh (77th) full Fiscal Quarter during which this Note shall be outstanding (the "Final Repayment Date"), any unpaid portion of the Total Repayment Amount shall become immediately due and payable to the extent to which it has not already become due and payable.

2.   METHOD OF PAYMENT.

     The Company shall make all payments due pursuant to this Note by check or wire transfer in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.   PREPAYMENT A THE OPTION OF THE COMPANY.

     (a) PREPAYMENT PREMIUM. This Note may be prepaid by the Company at any time so long as the Company pays the Holder of this Note an amount (the "Prepayment Premium") equal to the larger of:

          (i) 1.5 times the Issue Price of this Note minus all Royalty Payments made by the Company prior to the Prepayment Date (but excluding any amount paid as Late Payment Interest); or

          (ii) an amount equal to the Issue Price plus an annualized internal rate of return on the Issue Price equal to 30% calculated from the Issue Date to the Prepayment Date minus all Royalty Payments made by the Company prior to the Prepayment Date (but excluding any amount paid as Late Payment Interest).

     (b) NOTICE OF PREPAYMENT. Notice of prepayment shall be mailed at least 30 days but not more than 60 days before the applicable Prepayment Date to the Holder of this Note at the Holder's registered address. This Note may be prepaid only if all Outstanding Notes are prepaid on the same Prepayment Date or the holders of the Outstanding Notes that are not being prepaid deliver a written waiver and consent to such prepayment.

     (c) EFFECT OF NOTICE OF PREPAYMENT. Once notice of prepayment is given, this Note shall become due and payable on the Prepayment Date stated in such notice and at the Prepayment Premium stated in such notice. Upon the later of the Prepayment Date and the date this Note is surrendered to the Company, this Note shall be paid at the Prepayment Premium stated in the notice.

     (d) DEPOSIT OF PREPAYMENT PREMIUM. Prior to or on the Prepayment Date, the Company shall segregate and hold in trust in an account with a Depository Bank an amount of money sufficient to pay the Prepayment Premium of all of the Outstanding Notes that are being prepaid.



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4.   SUBORDINATION.

     To the extent and in the manner hereinafter set forth in this Section 4, this Note is subordinated to all existing and future Senior Indebtedness. To the extent provided herein, Senior Indebtedness must be paid before this Note may be paid.

     (a) SUBORDINATE TO SENIOR INDEBTEDNESS. Notwithstanding anything herein to the contrary, the Company covenants and agrees, and the Holder of this Note by such Holder's acceptance hereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 4, the indebtedness represented by this Note and the payment of the Total Repayment Amount, Prepayment Premium, Default Payment and Late Payment Interest, if any, in respect of this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     (b) PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any distribution of assets of the Company in the event of:

          (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or

          (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

          (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company,

then in such event

               (A) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holder of this Note is entitled to receive any payment on account of the Total Repayment Amount, Prepayment Premium Price, Default Payment or Late Payment Interest, if any, in respect of this Note; and

               (B) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this Section 4, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of this Note, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in



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          bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing provisions of this Section 4, the Holder of this Note shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of this Note, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     For purposes of this Section 4 only, the words "cash, property or securities" shall not be deemed to include shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 4 to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets to another person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 4 if the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer all or substantially all of the assets of the Company, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, expressly assume in writing all of the obligations of the Company under this Note and immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.




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     (c)  ACCELERATION. In the event that this Note is declared or becomes due and payable pursuant to Section 5, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company shall not pay this Note until 180 days have passed after such acceleration occurs and may thereafter pay the Notes if this Section 4 permits the payment at that time.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of this Note prohibited by the foregoing provisions of this Section 4(c), and if such facts then shall have been known or thereafter shall have been made known to the Holder pursuant to the terms hereof, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

     The provisions of this Section 4(c) shall not apply to any payment with respect to which Section 4(b) would be applicable.

     (d) DEFAULT ON SENIOR INDEBTEDNESS. The Company shall not make any payment of the Total Repayment Amount, Prepayment Premium, Default Payment or Late Payment Interest, if any, in respect of this Note or otherwise acquire this Note for cash or property if:

          (i) a default on Senior Indebtedness occurs and is continuing that permits holders of the Senior Indebtedness to accelerate its maturity; and

          (ii) the default is the subject of a judicial proceeding or the Company receives a notice of default relating thereto from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness.

     In such event, the Company may resume payments on this Note and may acquire this Note if and when:

               (A) the default is cured or waived and any such related acceleration has been rescinded or annulled in accordance with the terms of such Senior Indebtedness; or

               (B) 180 or more days pass after the receipt by the Company of the notice described in clause (ii) above and the default is not then the subject of judicial proceedings; and

this Section 4 otherwise permits the payment or acquisition at that time.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of this Note prohibited by the foregoing provisions of this Section 4(d), and if such fact then shall have been known or thereafter shall have been made known to the Holder, pursuant to the terms hereof, then and in such event such payment shall be paid over and


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delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

     The provisions of this Section 4(d) shall not apply to any payment with respect to which Section 4(b) would be applicable.

     (e) PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Section 4 or elsewhere in this Note shall prevent the Company from making or the Holder from retaining any payments of the Total Repayment Amount, Prepayment Premium, Default Payment or Late Payment Interest, if any, as the case may be, in respect of this Note at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 4(b) or under the conditions described in Sections 4(c) or 4(d).

     (f) SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness, the Holders of Outstanding Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 4 to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the Total Repayment Amount, Prepayment Premium, Default Payment, or Late Payment Interest, if any, as the case may be, in respect of the Outstanding Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder of this Note would be entitled except for the provisions of this Section 4, and no payments pursuant to the provisions of this Section 4, to the Company or to the holders of Senior Indebtedness by the Holder of this Note, shall be, as between the Company, its creditors other than holders of Senior Indebtedness, the Holder and other holders of Outstanding Notes, deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     (g)  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this
Section 4 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note and the holders of other Outstanding Notes, on one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained herein is intended to or shall alter or impair, as between the Company and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Note the Total Repayment Amount, Prepayment Premium, Default Payment and Late Payment Interest with respect to this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder of this Note and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Note, subject to the rights, if any, under this Section of the holders of Senior Indebtedness in respect of assets of the Company of any kind or character, whether cash, property or securities, received upon the exercise of any such remedy.



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5.   DEFAULTS.

     (a) EVENTS OF DEFAULT. "Event of Default", wherever used herein, shall have the meaning set forth in the Note Purchase Agreement.

     (b) ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default occurs and is continuing, then in every such case either (i) the holders of Notes having not less than a majority in aggregate of the Total Repayment Amount of the Outstanding Notes remaining unpaid at that time or (ii) the authorized representative of the holders of the Outstanding Notes as designated pursuant to the Note Purchase Agreement (the "Authorized Representative") may issue a notice of default to the Company (each, a "Notice of Default") setting forth the nature of the Event of Default. If an Event of Default is not cured within 30 days of the Company's receipt of a Notice of Default, the Default Payment on this Note and all of the other Outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Holder or any other holder of Outstanding Notes. For purposes of this Note, the "Default Payment" shall be an amount equal to the Prepayment Premium calculated pursuant to Section 3, substituting the date the Default Payment is made (the "Date of Default Payment") for the Prepayment Date.

     At any time after such acceleration with respect to this Note has been made and before a judgment or decree for payment of the money due has been obtained, either the holders of Notes having not less than a majority in aggregate of the Total Repayment Amount of the Outstanding Notes remaining unpaid at that time or the Authorized Representative, by written notice to the Company, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Default Payment. No such rescission shall affect any subsequent default or impair any right in connection therewith.

     (c) UNCONDITIONAL RIGHT OF HOLDER TO RECEIVE PAYMENT. Notwithstanding any other provision herein but subject to Section 4, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the Total Repayment Amount, Prepayment Premium, Default Payment or Late Payment Interest, if any, in respect of this Note as provided in this Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Holder.

     (d) RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in the last paragraph of Section 9 with respect to the replacement or payment of this Note should it become mutilated, destroyed, lost or stolen, no right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



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     (e)  DELAY OR OMISSION NOT WAIVER. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient by the Holder.

     (f) WAIVER OF PAST DEFAULTS. Either the holders of Notes having not less than a majority in aggregate of the Total Repayment Amount of the Outstanding Notes remaining unpaid at that time or the Authorized Representative may on behalf of the holders of all the Outstanding Notes waive any past default hereunder and its consequences, except a default

          (i) in the payment of the Total Repayment Amount, Prepayment Premium, Default Payment, or Late Payment Interest, if any, on all Outstanding Notes; or

          (ii) in respect of a covenant or provision hereof which under Section 12(e) cannot be modified or amended without the consent of the Holder hereof.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right in connection therewith.

     (g) COSTS OF ENFORCEMENT OR COLLECTION. The Company hereby agrees that it shall pay the reasonable costs of enforcement or collection, including reasonable attorneys' fees and disbursements, incurred by the Holder in an Event of Default.

6.   TIMING OF PAYMENT.

     The Company shall promptly make all payments in respect of this Note as provided herein.

7.   WAIVER OF CERTAIN PROVISIONS.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth herein, if before the time for such compliance either the holders of Notes having not less than a majority in aggregate of the Total Repayment Amount of the Outstanding Notes remaining unpaid at that time or the Authorized Representative shall in writing either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such term, provision or condition shall remain in full force and effect. Notwithstanding the immediately preceding sentence, in addition to the waiver required by such sentence, the written waiver of the Holder hereof is required to waive compliance by the Company with any term, provision or condition set forth in Sections 1, 2, 3 and 4 hereof and in the case of Section 4, that percentage of the holders of



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any Senior Indebtedness required to waive compliance by the Company with any term, provision or condition set forth in the documents governing such Senior Indebtedness.

8.   REGISTRATION OF TRANSFER, ASSIGNMENT OR EXCHANGE.

     The Company shall maintain an office or agency where this Note may be surrendered for registration of transfer or assignment or for exchange ("Note Registrar"), and an office or agency where Notes may be presented for payment or prepayment. The Note Registrar shall keep a register of the Outstanding Notes and of their transfer, assignment and exchange ("Note Register").

     The Company or the Note Registrar, as applicable, shall not be required to
(i) register the transfer or assignment of this Note for a period beginning at the opening of business 15 days before the date of the mailing of a notice of prepayment and ending at the close of business on the day of such mailing; or
(ii) register the transfer, assignment or exchange of this Note to the extent called for prepayment. The Company shall not be required to make any exchange of this Note if, as a result thereof and in the Company's judgment, the Company would incur adverse consequences under any applicable income, franchise or similar tax laws in effect at the time of such exchange.

     The transfer or assignment of this Note is subject to restrictions set forth in the Note Purchase Agreement, and no transfer or assignment of this Note shall be made except in compliance therewith. The Company shall not be required to register any transfer or assignment of this Note which has not been approved or otherwise made in accordance with such Note Purchase Agreement.

9.   MUTILATED, DESTROYED, LOST AND STOLEN NOTE.

     If this Note shall become mutilated, it may be surrendered to the Company and the Company shall execute and deliver in exchange therefor a new note of like tenor and Total Repayment Amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of this Note and (ii) such security or indemnity as may be required by the Company to save it and any agent of the Company harmless, then, in the absence of notice to the Company that this Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of such destroyed, lost or stolen Note, a new note of like tenor and Total Repayment Amount and bearing a number not contemporaneously outstanding.

     In case this Note shall be mutilated, destroyed, lost or stolen and shall become or be about to become due and payable or be about to be prepaid by the Company, the Company in its discretion may, instead of issuing a new note, pay or prepay this Note.

     Upon the issuance of any new note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be



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


imposed in relation thereto and any other expenses (including the fees and expenses of any agent) connected therewith.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of this Note if this Note shall be mutilated, destroyed, lost or stolen.

10.  PERSONS DEEMED OWNERS.

     Prior to due presentment of this Note for registration of transfer or assignment, the Company may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of the Total Repayment Amount, Prepayment Premium, Default Payment, and Late Payment Interest, if any, in respect of this Note and for all other purposes.

11.  DEFINITIONS.

     For the purposes of this Note, the terms defined in this Section have the meanings assigned to them in this Section.

     "Authorized Representative" has the meaning specified in Section 5(b).

     "Company" means Selfcare, Inc, a Delaware corporation.

     "Company Revenues" means, as to a Fiscal Quarter, the net revenue of the Company for such Fiscal Quarter on a consolidated basis, determined in accordance with GAAP, plus any Revenue of Related Entities for such Fiscal Quarter not already included in the consolidated net revenue of the Company; provided, however, that Company Revenues shall not include any amounts received by the Company and not recognized as revenue prior to the Issue Date of this Note.

     "Date of Default Payment" has the meaning specified in Section 5(b).

     "Debt" means (i) all obligations of the Company for borrowed money, including, without limitation, the obligation evidenced by this Note; (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, other than any account payable or other obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (iii) all obligations of the kind set forth in (i) and (ii) above, of others secured by a lien on any asset of the Company, whether or not such obligation is assumed by the Company, (iv) all obligations of the Company pursuant to capitalized leases, and (v) all obligations of the kind set forth in
(i), (ii) or (iv) above of others for the payment of which the Company is responsible or liable as obligor or guarantor.

     "Default Payment" has the meaning specified in Section 5(b).




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     "Depository Bank" means a commercial bank having a combined capital and surplus of at least $100,000,000.

     "Event of Default" has the meaning specified in Section 5(a).

     "Final Repayment Date" has the meaning specified in Section 1(e).

     "Fiscal Quarter" means a fiscal quarter of the Company.

     "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board and any predecessor or successor entity.

     "Holder" means the Person listed on the first page hereof as the Initial Holder while this Note is registered in the Note Register in such Person's name or any transferee of this Note properly registered in the Note Register in accordance with Section 8 and the Note Purchase Agreement.

     "Initial Holder" means the Person listed on the first page hereof as the Initial Holder.

     "Issue Date" means the date on which this Note was originally issued or deemed issued as set forth on the face of this Note.

     "Issue Price" means, in connection with the original issuance of this Note, the amount of money initially advanced to the Company as evidenced by this Note and set forth on the face of this Note, and means, in connection with the original issuance of any other Outstanding Notes, the amount of money initially advanced to the Company as evidenced by such other Outstanding Notes and as set forth on the faces thereof.

     "Late Payment Interest" has the meaning specified in Section 1(d).

     "Note Purchase Agreement" means the Note Purchase Agreement dated as of June 3, 1997 among the Company, the Initial Holder of this Note and certain others (the "Note Purchase Agreement").

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 8.

     "Notice of Default" has the meaning specified in Section 5(b).

     "Outstanding Notes" means, as of the date of determination, any of the subordinated revenue royalty notes issued by the Company pursuant to the Note Purchase Agreement, except any such Notes for whose prepayment money in the necessary amount has theretofore been set aside and segregated in trust by the Company for holders of such Notes as set forth in

Section 3(d) hereof, provided that, if such Notes are to be prepaid, notice of such prepayment has been duly given.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Prepayment Date" means the date specified for prepayment of this Note in accordance with the terms of this Note.

     "Prepayment Premium" has the meaning set forth in Section 3(a).

     "Related Entity" shall mean any Person directly or indirectly controlled by the Company.

     "Revenue of Related Entities" means, as to a Fiscal Quarter, the aggregate net revenue of all Related Entities for such Fiscal Quarter determined in accordance with GAAP; provided, however, that Revenue of Related Entities shall not include any amounts received by any Related Entity and not recognized as revenue prior to the Issue Date of this Note. If a Related Entity is not wholly owned by the Company, only the Company's pro rata portion of such Related Entity's net revenue shall be included in the Revenue of Related Entities.

     "Royalty Payment" has the meaning set forth in Section 1(a).

     "Senior Indebtedness" means the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Debt against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date hereof or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness:
(a) any Debt as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt shall be subordinated to any other Debt of the Company, unless such instrument expressly provides that such Debt shall be senior in right of payment to the Outstanding Notes; (b) any Debt of the Company that, by its terms, states that such Debt shall not be senior in right of payment to the Outstanding Notes;
(c) Debt of the Company in respect of the Outstanding Notes; (d) any Debt of the Company to any affiliate or subsidiary of the Company; (e) any trade payables; and (f) any Debt incurred in violation of this Note or the Note Purchase Agreement.

     "Total Repayment Amount" means, with respect to this Note, the Total Repayment Amount as set forth on the face of this Note, and means, with respect to other Outstanding Notes, the Total Repayment Amount as set forth on the faces thereof.

12.  MISCELLANEOUS.

     (a) HOLDER TO BE BOUND; COMPANY'S SUCCESSORS AND ASSIGNS. By acceptance of this Note, the Holder agrees to be bound by the terms hereof. All covenants and agreements in this Note by the Company shall bind its legal representatives, successors and assigns, whether so expressed or not.

     (b) SEVERABILITY. If any provision of this Note shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Note shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Note shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

     (c) BENEFITS OF THIS NOTE. Nothing in this Note, express or implied, shall give to any Person, other than the Holder, the Company and their legal representatives, successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Note.

     (d) NOTICES. Any notice, consent, approval, demand or other communication in connection with this Note shall be deemed to be given if given in accordance with the provisions of the Note Purchase Agreement. Where this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

     (e) AMENDMENTS. This Note may only be amended in writing with the written consent of the Company and either the holders of Notes having not less than a majority in aggregate of the Total Repayment Amount of the Outstanding Notes remaining unpaid at that time or the Authorized Representative. Notwithstanding the immediately preceding sentence, in addition to the consent required by such sentence, the written consent of the Holder hereof is required to amend the Total Repayment Amount, the Prepayment Premium, the Default Payment or the provisions of Sections 1, 2, 3 and 4 hereof.

     (f) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.



                                     SELFCARE, INC.


[SEAL]
                                     By:
                                         ------------------------------------
                                         Name:
                                         Title: